Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-219196 on Form S-3 of Summit Midstream Partners, LP of our report dated March 11, 2016, relating to the financial statements of Ohio Gathering Company, L.L.C. appearing in Exhibit 99.3 of the Annual Report on Form 10-K of Summit Midstream Partners, LP for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

November 6, 2017